SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) March 30, 2004

ALLIED HOLDINGS, INC.

(Exact Name of Registrant as Specified in its Charter)

Georgia	000-22276	58-0360550

(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

160 Clairemont Avenue, Suite 200, Decatur, Georgia		30030

(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code                       (404) 370-1100

(Former Name or Former Address, if Changed Since Last Report)

Item 5.   Other Events

     On March 30, 2004, Allied Holdings, Inc. (the “Company”) issued a press release pursuant to which it announced that it would be restating its consolidated balance sheet as of December 31, 2002, the related statements of cash flows for the years ended December 31, 2001 and 2002 and the statements of cash flows for the first three quarters of 2003, as a result of the reclassification of certain items included therein. A copy of the press release is filed herewith as Exhibit 99.1 and is incorporated by reference into this Item 5.

Item 7.   Financial Statements, Pro Forma Financial Statements and Exhibits

(c)	Exhibits.

99.1	Press release dated March 30, 2004.

Exhibit Index

99.1	Press release dated March 30, 2004.

Signature

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 30, 2004

ALLIED HOLDINGS, INC.
By:	/s/ David A. Rawden
	Name:	David A. Rawden
	Title:	Executive Vice President and Chief Financial Officer